EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of Buck-A-Roo$ Holding Corporation of our report dated March 28, 2008 relating to our audit of the financial statements incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption of "Experts" in such Prospectus.

/s/ GROBSTEIN HORWATH & COMPANY LLP
Sherman Oaks, California

May 7, 2008